Section 1350 Certifications
CERTIFICATE OF CHIEF FINANCIAL OFFICER AND
CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Chen Han Xiang, Vice-President and Director of THE MEDICAL EXCHANGE INC. (who also performs as the Principal Financial Officer and Principal Accounting Officer) certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended March 31, 2006, filed with the Securities and Exchange Commission on the date hereof:

(i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of THE MEDICAL EXCHANGE INC.

By:	/s/ Chen Han Xiang Chen Han Xiang Vice President a member of the Board of Directors

A signed original of this written statement required by Section 906 has been provided to THE MEDICAL EXCHANGE INC. and will be retained by THE MEDICAL EXCHANGE INC. and furnished to the Securities and Exchange Commission or its staff upon request.